UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 19, 2014, ZaZa Energy Corporation (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten (the “Reverse Stock Split”). The Certificate of Amendment provides that the Reverse Stock Split became effective as of 5:00 p.m., Eastern Daylight time, on August 19, 2014 (the “Effective Time”), at which time every ten (10) shares of the Company’s issued and outstanding common stock were automatically combined into one (1) issued and outstanding share of the Company’s common stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to a fraction of a share, such stockholder shall receive one whole share of common stock in lieu of such fractional share and no fractional shares shall be issued. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Trading of the Company’s common stock will continue on the NASDAQ Global Select Market on a Reverse Stock Split-adjusted basis.  The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 98919T407.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment to the Restated Certificate of Incorporation of ZaZa Energy Corporation, effective 5:00 p.m. Eastern Time, August 19, 2014.

*   Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2014

ZaZa Energy Corporation

By:	/s/ Todd Brooks
Todd A. Brooks
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1*	Certificate of Amendment to the Restated Certificate of Incorporation of ZaZa Energy Corporation, effective 5:00 p.m. Eastern Time, August 19, 2014.

*   Furnished herewith

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